Exhibit 99

For Immediate Release

    TradeStation Group Reports Record Earnings For Second Consecutive Quarter

                 Brokerage Revenues Increase 60% Year Over Year

      Plantation FL, April 15, 2003 - TradeStation Group, Inc. (NasdaqNM: TRAD) today reported record net income of $2.25 million, or $0.06 per share (diluted), for the 2003 first quarter. This is the second consecutive quarter the company has achieved record earnings. TradeStation Group is the parent company of the award-winning TradeStation Securities direct-access brokerage (Member NASD, SIPC and NFA), and TradeStation Technologies, the award-winning software development and subscription service company.

Net Income in First Quarter 2003 Increased by 20% When Compared to Fourth Quarter 2002

      TradeStation Group's 2003 first quarter net income was a record $2.25 million, or $0.06 per share (diluted), a $4.5 million improvement from its 2002 first quarter net loss of $2.25 million, or $0.05 per share (diluted), and a 20% increase from the company's fourth quarter 2002 net income of $1.9 million. Brokerage revenues for the 2003 first quarter were $11.0 million, a 60% increase from 2002 first quarter brokerage revenues of $6.85 million. The company had total revenues of $13.3 million in the 2003 first quarter, a 38% increase from 2002 first quarter total revenues of $9.7 million.

      "Our record 2003 first quarter earnings show the unique drawing power that the TradeStation trading platform has on the active trader market - the most profitable segment of the retail online brokerage space," said David Fleischman, Chief Financial Officer of the company. "Our brokerage revenues and daily average revenue trade volume have remained strong during a period when our competitors' numbers declined by as much as 16% and market volumes were down 11%."

Balance Sheet Strong - Cash and Cash Equivalents Increase 6% During Q1 2003

      At March 31, 2003, TradeStation Group had cash and cash equivalents of $17.4 million ($3.2 million of which was restricted cash), as compared to $16.4 million ($3.4 million of which was restricted cash) at December 31, 2002, a 6% increase. At March 31, 2003, the company had no indebtedness other than $970,000 of capital lease obligations.


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TradeStation  Brokerage  Account Base Grows 139%;  Brokerage  Clients  Trade 561
Times Per Year -- Account Metrics Among The Best In The Industry

      TradeStation Securities reported 8,918 equities and futures TradeStation brokerage accounts at March 31, 2003, a 139% increase from March 31 of the prior year.

      Equities   brokerage  clients  using  the  TradeStation  trading  platform generated the following client account metrics in the 2003 first quarter:

Client Account Metrics
----------------------
Annualized average revenue per account        $4,657
Annualized trades per account                    561
Average assets per account                  $101,676

Daily Average Revenue Trades (DARTs) Increase 235% For Equities Clients and 358% For Futures Clients Over Prior Year

      The company experienced the following year-over-year daily trading results with respect to TradeStation platform equities and futures accounts:

Equities Account Statistics             Q1 03        Q1 02        % Increase
---------------------------             -----        -----        ----------

Daily average revenue trades           12,820        3,825            235%

Futures Account Statistics              Q1 03        Q1 02        % Increase
--------------------------              -----        -----        ----------

Daily average revenue trades            4,370          955            358%
(a "trade" includes both the
initiating and closing trades)

      In addition, TradeStation's average daily share volume in the 2003 first quarter for equities trades was more than 10 million shares.


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      "The metrics on TradeStation Securities client accounts are among the best in the industry," said Bill Cruz, Co-Chairman and Co-CEO of TradeStation Group, "and TradeStation's market share continues to grow. TradeStation has about two one-thousandths the number of accounts of E*Trade (NYSE: ET), yet about 15% of its daily average revenue trade volume. TradeStation also has about two one-thousandths the number of accounts of Ameritrade (Nasdaq: AMTD), which now includes Datek, yet about 11% of its daily average revenue trade volume. We have only about one one-thousandth the number of accounts of Charles Schwab (NYSE:
SCH), yet about 11% of Schwab's daily average revenue trade volume. And I must emphasize," continued Cruz, "that TradeStation Securities does not engage in proprietary trading - all of those trades were made by our brokerage clients using their own funds."

      TradeStation's consistent and continuous growth in the active trader market is highlighted by the following statistics, which, for the last five quarters, show TradeStation's daily average revenue trades for equities clients as a percentage of the combined average of the daily average revenue trades of Ameritrade, E*Trade and Schwab:

                              TradeStation's DARTs As a Percentage of Combined
Quarterly Period                  Average of Ameritrade, E*Trade and Schwab
----------------              ------------------------------------------------
    Q1 2002                                        2.75%
    Q2 2002                                        6.04%
    Q3 2002                                        9.00%
    Q4 2002                                       10.80%
    Q1 2003*                                      12.18%

      *Estimate based upon reported January and February 2003 trade activity of TradeStation, Ameritrade and Schwab, and Q4 2002 trade activity of E*Trade (which does not give monthly reports)

Launch of Award-Winning TradeStation 7 Expected to Support Growth of Brokerage Revenues

      The company also announced that the rollout of the new TradeStation 7 platform is going extremely well - all of the company's customers have already been upgraded to TradeStation 7 or have been enabled to do so. Customer feedback has been overwhelmingly positive and, though it has only been out a few weeks, the online brokerage industry has also taken notice of TradeStation 7. The TradeStation 7 trading platform was


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reviewed in Barron's magazine's March 2003 rankings of online brokerages,  which resulted in TradeStation Securities being rated Best Broker for Active Traders over 27 competitors that included Ameritrade, E*Trade, Fidelity, Merrill Lynch, Schwab and TD Waterhouse. TradeStation 7's order execution features were rated a perfect 5.0, the only perfect score ever awarded in that category. TradeStation Securities was also recognized as the winner of the February 2003 Reader's Choice Awards of Technical Analysis of Stocks & Commodities magazine in four separate categories: Best Direct-Access Stock Brokerage, Best Direct-Access Futures Brokerage, Best Institutional Platform (over Bloomberg Professional Service), and Best Professional Platform (over Reuters BridgeStation).

      The company believes TradeStation 7 will substantially increase the company's potential for growth of revenues and market share, and soon expects to see results. For example, TradeStation 7 offers automated direct-access futures trade execution in electronic futures markets, a feature that has been widely requested by the company's software customers and other brokerage client prospects. The company has already seen a big jump in futures account applications and new futures accounts. Other new features in TradeStation 7 are the company's award-winning RadarScreen(R) and OptionStation(R) premium services, which have also been widely requested, and which will be offered for additional monthly fees. The company believes many of its brokerage clients and subscribers will use these premium services.

      The company also believes that TradeStation 7 offers features that will increase the trading platform's appeal to many institutional traders and financial advisors, including enhanced strategy design and testing, fully-automated trading, first-rate direct-access order execution, basket trading, hot keys, window linking and integrated market depth quotes. Also, one major enhancement expected to be released later will offer automated, direct-access execution of options trades, making TradeStation Securities one of the only brokerage firms that will offer automated direct-access execution of equities, options and futures trades. Offering such a range of automated direct-access services across multiple markets is, the company believes, a very attractive feature for both the institutional and active trader markets.


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Company to Publish New Business Outlook On May 5, 2003 In Connection With Launch
of Investor Relations Tour

      The company announced it is working on a new Business Outlook, which it expects to publish Monday, May 5, 2003. At that time, in response to the significant increase of interest the company has recently experienced from institutions and industry analysts, the company plans to launch a 10-day institutional investor relations tour.

Conference Call/Webcast

      At 11:00, a.m., Eastern Time, today, the management of TradeStation Group will conduct an analyst conference call to discuss the company's 2003 first quarter results. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

      TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that enables clients to design, test and monitor their own custom trading strategies and then automate them with direct-access order execution. The trading platform currently offers streaming real-time equities, options, and futures market data. Equities and options transactions are cleared through Bear, Stearns Securities Corp. (NYSE: BSC). The company's other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and owns and operates the TradeStationWorld.com strategy trading and development community.

Forward-Looking Statements

This press release and the conference call being broadcast today contain and/or will contain statements that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release or the conference call the words "believe," "plan," "estimate," "expect," "intend," "designed," "anticipate," "may," "will," "should," "could," "become," "upcoming," "potential," "pending" and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results suggested herein or on the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the effect the company's new lower commission pricing structure for futures trades (which was implemented in the 2003 second quarter), and any ongoing


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modifications  to its  equities  or  futures  pricing  structure,  will  have on brokerage revenue and profitability; the effect that increased futures clearing costs (particularly in light of reduced futures commissions) may have on second quarter 2003 financial results; market pressure to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or no additional costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; TradeStation 7 not attracting as many new customers or resulting in increased trading activity or producing as many subscriptions for optional premium services as the company expects (there being insufficient data at this time for the company to be able to make any concrete judgment about the size of the growth, if any, that TradeStation 7 will generate); the impact of reductions in advertising expenditures for 2003 (as compared to 2002 expenditures); the company's ability (or lack thereof) to achieve significant net increases in brokerage accounts and brokerage revenues quarter over quarter; technical difficulties or errors in the products and/or services, particularly the new TradeStation 7 release; the appeal of the company's products and services to the institutional market (given the company's limited experience selling to that market); the company's brokerage client base trading with an average frequency and/or volume lower than the company anticipates; adverse results in pending or possible future litigation against the company that are significantly different than is currently estimated; the amount of unexpected legal, consultation and professional fees; the effect of increased infrastructure costs that may be incurred as the company grows its brokerage firm operations; potential NASD or other broker-dealer regulatory issues relating to brokerage businesses that focus on active traders; the scalability, possible performance failures and reliability of the company's server farm/data network; the entrance of new competitors or competitive products or services into the market; other items, events and unpredictable costs or revenue impact that may occur; and other risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission including, but not limited to, the company's Annual Report on Form 10-K for the year ended December 31, 2002, as well as other SEC filings and company press releases.

Contact --

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000


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                    TRADESTATION GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Three Months Ended
                                                           March 31,
                                                    ----------------------
                                                    2003              2002
                                                    ----              ----
                                                          (Unaudited)
REVENUES:
  Brokerage revenues                             $10,962,223      $ 6,848,266
  Subscription fees                                1,711,087        1,660,142
  Other                                              639,253        1,170,780
                                                 -----------      -----------
    Total revenues                                13,312,563        9,679,188
                                                 -----------      -----------
OPERATING EXPENSES:
  Clearing and execution costs                     3,493,365        1,939,896
  Data center costs                                1,034,005        1,212,165
  Technology development                           1,850,693        2,347,119
  Sales and marketing                              2,570,114        3,239,507
  General and administrative                       2,157,185        2,923,748
  Amortization of intangibles                         52,478          255,772
                                                 -----------      -----------
    Total operating expenses                      11,157,840       11,918,207
                                                 -----------      -----------
    Income (loss) from operations                  2,154,723       (2,239,019)

OTHER INCOME (EXPENSE), net                           10,694          (12,783)
                                                 -----------      -----------
    Income (loss) before income taxes              2,165,417       (2,251,802)

INCOME TAX PROVISION (BENEFIT)                       (86,783)              --
                                                 -----------      -----------
    Net income (loss)                            $ 2,252,200      $(2,251,802)
                                                 ===========      ===========
EARNINGS (LOSS) PER SHARE:
  Basic                                          $      0.06      $     (0.05)
                                                 ===========      ===========
  Diluted                                        $      0.06      $     (0.05)
                                                 ===========      ===========
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                           39,593,389       44,547,816
                                                 ===========      ===========
  Diluted                                         40,597,919       44,547,816
                                                 ===========      ===========


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                    TRADESTATION GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                     March 31,      December 31,
                                                       2003             2002
                                                     ---------      ------------
                                                    (Unaudited)
ASSETS:

  Cash and cash equivalents, including
    restricted cash of $3,193,036 and
    $3,427,290 at March 31, 2003 and
    December 31, 2002, respectively                  $17,357,913     $16,410,146
  Receivables from clearing firms                      1,034,768         751,220
  Accounts receivable                                    254,234         181,826
  Property and equipment, net                          4,096,612       4,348,752
  Intangible assets, net                                 206,859         244,337
  Other assets                                           732,824         681,513
                                                     -----------     -----------
    Total assets                                     $23,683,210     $22,617,794
                                                     ===========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY:

LIABILITIES:
  Accounts payable                                   $ 1,656,486     $ 1,947,602
  Accrued expenses                                     6,402,531       6,894,616
  Capital lease obligations                              970,372       1,382,264
                                                     -----------     -----------
    Total liabilities                                  9,029,389      10,224,482

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY                                  14,653,821      12,393,312
                                                     -----------     -----------
    Total liabilities and
      shareholders' equity                           $23,683,210     $22,617,794
                                                     ===========     ===========


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